LLC INTEREST PURCHASE AGREEMENT

         This LLC Interest Purchase Agreement (this "Agreement") is made and entered into as of this 9th day of March, 2005 by Maverick Oil and Gas, Inc., a Nevada corporation having its principal place of business at 22 Park Crescent, London, United Kingdom W1B 1PE ("Maverick") and the various members listed on
Schedule 4.3 hereto (the "Members") of Hurricane Energy, LLC, a Delaware limited liability company with its principal address at 1314 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 ("Hurricane").

                                   WITNESSETH:

         WHEREAS, the Members are the owners of all the issued and outstanding Membership Interests (as hereinafter defined) of Hurricane.

         WHEREAS, the Members desire to sell, assign and convey to Maverick their respective Membership Interests on and subject to the terms and conditions of this Agreement; and

         WHEREAS, Maverick desires to purchase and acquire the Membership Interests from the Members on and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         1.1      "Assets" shall mean:

              (a) all cash of Hurricane on hand, in any bank, money market account, mutual fund, and all certificates of deposit, letters of credit in favor of Hurricane and all other readily marketable securities or other cash equivalents of Hurricane;

              (b) all accounts receivable, notes receivable and other rights of Hurricane to receive payments, all as described in Schedule 1.1(b) attached hereto (the "Receivables");


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

              (c) all equipment, vehicles, furniture and fixtures, and all other fixed assets owned or leased by Hurricane, constituting all such items necessary for the continued operation of Hurricane's business, all as described in
Schedule 1.1(c) attached hereto (the "Fixed Assets");

              (d) all rights and benefits under all contracts, agreements, leases, licenses, purchase commitments and sales orders to which Hurricane is a party (collectively, the "Contracts"), constituting all such Contracts which are necessary or beneficial to the operation of Hurricane's business, all as described in Schedule 1.1(d) attached hereto;

              (e) all patents, patent rights, copyrights, trademarks, trademark rights, trade names, trade name rights and patent, copyright or trademark applications, which Hurricane owns, all as described in Schedule 1.1 (e) attached hereto, and all ideas, know-how, trade secrets, inventions, technology, designs and any other proprietary rights which Hurricane owns;

              (f) any and all other assets of Hurricane not described above and included on the balance sheet contained in the Financial Statements (as defined below).

         1.2 "Closing Date" shall mean March 9, 2005, or such other date as the parties may mutually agree.

         1.3 "Escrow Agent" shall mean Blank Rome LLP, or such other party as is mutually agreed to by the parties hereto.

         1.4 "Escrow Agreement" shall mean the Escrow Agreement, dated the Closing Date, by and among Maverick, the Members' Agent and the Escrow Agent, which shall be in the form attached hereto as Exhibit A.

         1.5 "Financial Statements" shall mean the balance sheet of Hurricane as of February 28, 2005 and the profit and loss statement of Hurricane for the year ended December 31, 2004 and the period ended February 28, 2005, attached to this Agreement as Schedule 4.8.

         1.6 "Founders" shall mean V. Ray Harlow, John Ruddy and James Parrish.

         1.7 "Investor Members" shall mean Lance Johnson, Robert Solberg, Terry
C. McEwen, Susan Hightower, Cornelius Dupre' II, Michael T. Lynch, Anthony J. Weido and Kurt R. Peters.

         1.8 "Members" shall mean the Founders and the Investor Members.

         1.9 "Membership Interests" shall mean Hurricane's Limited Liability Company Interests, as defined in the Delaware Limited Liability Company Act.


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

                                   ARTICLE II
                                SALE AND PURCHASE

         2.1 Sale and Purchase of the Membership Interests. Subject to the provisions and conditions contained herein, the Members hereby agree to sell, transfer, assign, convey and deliver to Maverick at the Closing, as hereinafter defined, and Maverick hereby agrees to purchase and accept from the Members, all of their respective right, title and interest in and to the Membership Interests, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind.

         2.2 The Purchase Price. The purchase price (the "Purchase Price") payable by Maverick for the Membership Interests shall consist of:

              (a) Four Million Five Hundred Thousand (4,500,000) shares (the "Maverick Shares") of Maverick's common stock, par value $.001 (the "Common Stock"), to the Members in the respective amounts set forth on Schedule 4.3 attached hereto; provided, however, that 3,375,000 of such Maverick Shares (the "Escrowed Shares"), distributed among the Members as indicated on Schedule 4.3 attached hereto, shall be deposited by Maverick with the Escrow Agent on the Closing Date to be held for one year from the Closing pursuant to the Escrow Agreement.

              (b) Options and warrants of Maverick to purchase an aggregate of Four Million Five Hundred Thousand (4,500,000) shares of the Common Stock as follows:

              (i) 3,690,000 incentive stock options to the Founders granted under the Maverick 2005 Stock Option Plan to purchase 3,690,000 shares of the Common Stock in the respective amounts set forth on Schedule 4.3 attached hereto, and on the terms and conditions set forth in the form of incentive stock option agreement attached hereto as Exhibit B.

              (ii) 810,000 warrants to the Investor Members to purchase 810,000 shares of the Common Stock in the respective amounts set forth on Schedule 4.3 attached hereto, and on the terms and conditions set forth in the two forms of warrant attached hereto as Exhibits D and E.


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

                                  ARTICLE III
                   CLOSING; CONDITIONS TO CLOSING; DELIVERIES

         3.1 Closing. The closing of this transaction (the "Closing") shall be held on the Closing Date at or about 10:00 a.m. Eastern Standard Time, at the Houston, Texas offices of Maverick, or at such other time and place upon which the parties shall agree.

         3.2 Conditions to Maverick's Obligation. Maverick's obligation hereunder to purchase and pay for the Membership Interests is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived, in whole or in part, by Maverick in its sole discretion, and the Founders shall use their respective best efforts to cause such conditions to be fulfilled:

              (a) Representations and Warranties Correct; Performance of Covenants; Satisfaction of Conditions. The representations and warranties of the Members contained in this Agreement (including the Exhibits and Schedules hereto) and those otherwise made in writing by or on behalf of the Members in connection with the transactions contemplated by this Agreement shall be true, complete and accurate in all material respects both when made and on and as of the Closing Date as though such representations and warranties were made at and as of such date The Members shall have duly and properly performed, complied with, satisfied and observed each of their respective covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date.

              (b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Membership Interests to be purchased by Maverick hereunder shall not be prohibited by any applicable law or governmental regulation (all required approvals having been received) and shall not subject Maverick to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

              (c) Employment Agreements. Each of the Founders shall have entered in an employment agreement with Maverick in the form attached hereto as Exhibit C.

              (d) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.



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

              (e) Approvals and Consents. The Members shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over the parties hereto, their respective assets, this Agreement, the Membership Interests or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Hurricane or any of the Members may be bound, which are required for the execution, delivery and performance by the Members of this Agreement and the consummation of the transactions contemplated hereby, at no cost or other adverse consequence to Maverick, and all thereof shall be in full force and effect at the time of Closing, and , if requested by Maverick, the Founders shall have each delivered to Maverick a certificate signed by them and dated the Closing Date, to such effect.

              (f) Securities Law Compliance. All actions and steps necessary to assure compliance with applicable Federal and state securities laws in connection with the lawful sale of the Membership Interests pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

              (g) Due Diligence Review. Maverick shall have completed to its satisfaction a due diligence review of the management, business, prospects and assets of Hurricane and the Founders. (h) Proceedings: Receipt of Documents. All corporate and other proceedings taken or required to be taken by the Members in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be satisfactory in form and substance to Maverick and its counsel, and Maverick shall have received all such information and such counterpart originals or certified or other copies of such documents as Maverick may reasonably request.

              (i) Delivery of Documents. The Members shall have delivered, or caused to be delivered, to Maverick the following:


                  (i) a certificate of good standing from the Secretary of State of the State of Delaware dated at or about the Closing Date to the effect that Hurricane is in good standing under the laws of that state;




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

                  (ii) certified copies of the Certificate of Formation and Operating Agreement of Hurricane; and

                  (iii) to the extent applicable, certificates evidencing the Membership Interests duly endorsed in blank or accompanied by powers endorsed in blank(or other duly executed instruments of transfer);

                  (iv) a written instrument of assignment executed by each Member evidencing assignment of his, her or its Membership Interest to Maverick.

                  (v) a certificate of incumbency signed by Hurricane's Managing Member as to the officers of Hurricane, if any.

                  (vi) duly executed resignations of Hurricane's Managing Member, and the officers of Hurricane, if any.

                  (vii) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered, or reasonably requested by Maverick, at or before the Closing.

              (j) Adverse Change. Since February 28, 2005 up to the Closing Date, Hurricane shall not have suffered any adverse changes (other than changes described in the Exhibits or Schedules hereto or any supplement to the Exhibits or Schedules) and, if requested by Maverick, the Founders shall have delivered to Maverick a certificate signed by them and dated the Closing Date, to such effect.

         3.3 Conditions to the Obligation of the Members. The obligation of the Members to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to the Closing Date, any of which may be waived, in whole or in part, by the Members in their sole discretion, and Maverick shall use its best efforts to cause such conditions to be fulfilled.

              (a) Representations and Warranties Correct; Performance. The representations and warranties of Maverick in this Agreement and those otherwise made in writing by or on behalf of Maverick shall be true, complete and accurate when made in all material respects on and as of the Closing Date, as though such representations and warranties were made at and as of such date, and Maverick shall have delivered to the Members a certificate signed by its President and dated the Closing Date, to such effect. Maverick shall have duly and properly performed, complied with, satisfied and observed each of its covenants, agreements, conditions to closing and obligations contained in this Agreement to be performed, complied with, satisfied and observed on or before the Closing Date, and Maverick shall have delivered to the Founders and the Members a certificate signed by its President and dated the Closing Date, to such effect.




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

              (b) Purchase Permitted by Applicable Laws. The purchase of and payment for the Membership Interests shall not be prohibited by any applicable law or governmental regulation (all required approvals having been obtained).

              (c) Delivery of Purchase Price. Maverick shall have delivered the Purchase Price due for the Membership Interests as hereinabove contemplated.

              (d) Employment Agreements. Maverick shall have entered into an employment agreement with each of the Founders in the form attached hereto as Exhibit C.

              (e) Registration Rights Agreement. Maverick and the Founders shall have entered into a registration rights agreement in the form attached hereto as Exhibit F that provides for the registration by Maverick with the United States Securities and Exchange Commission of a total of 800,000 of the Maverick Shares for resale such that 200,000 of the Maverick Shares are registered on a registration statement declared effective by the Commission on or before the first anniversary of the Closing Date and 600,000 of the Maverick Shares are registered on a registration statement declared effective by the Commission on or before the second anniversary of the Closing Date.

              (f) Resignation of Officer. Michael Garland shall submit his resignation as an officer of Maverick (but not as a director) effective as of the Closing Date.

              (g) Delivery of Documents. Maverick shall have delivered, or caused to be delivered, the following:

                  (i) a certificate of good standing from the Secretary of State of the State of Nevada, dated at or about the Closing Date, to the effect that Maverick is in good standing under the laws of said State;

                  (ii) certified copies of the Certificate of Incorporation and By-Laws of Maverick; and

                  (iii) all other consents, agreements, schedules, documents and exhibits required by this Agreement to be delivered, or reasonably requested by the Members, at or before the Closing.




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

              (h) No Adverse Decision. There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

              (i) Approvals and Consents. Maverick shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions there from, by or of all governmental authorities and non-governmental administrative or regulatory agencies, domestic or foreign, having jurisdiction over the parties hereto, their respective assets, this Agreement, the Maverick Shares or the transactions contemplated hereby, including, without limitation, the consents of all third parties pursuant to existing agreements or instruments by which Maverick may be bound, which are required for Maverick's execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and all thereof shall be in full force and effect at the time of Closing, and Maverick shall have delivered to the Members a certificate signed by its President and dated the Closing Date, to such effect.

              (j) Proceedings: Receipt of Documents. All corporate and other proceedings taken or required to be taken by Maverick in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be satisfactory in form and substance to the Members and their counsel, and the Members shall have received all such information and such counterpart originals or certified or other copies of such documents as they may reasonably request.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE FOUNDERS

         The Founders each hereby, jointly and severally, represent and warrant to Maverick as follows:

         4.1 Organization and Good Standing. Hurricane is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign limited liability company in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification.




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

         4.2 No Breach as to Hurricane. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of Hurricane's Certificate of Formation, Operating Agreement or other limited liability company agreement, or of any statute, indenture, mortgage, loan agreement or other agreement, instrument or restriction to which Hurricane is a party or by which Hurricane, or any of Hurricane's assets, may be bound or affected, or any rule or regulation of any court or governmental agency or body having jurisdiction over Hurricane; the execution and delivery of this Agreement by the Members have been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been duly authorized, and no further consent, authorization or approval is necessary to enable Hurricane to enter into and perform same.

         4.3 Membership Interests. Schedule 4.3 attached hereto sets forth a true and complete list of Hurricane's Members of record and the Membership Interests owned of record by each of them. Except as set forth on Schedule 4.3, there are no outstanding liens, encumbrances or claims upon the Membership Interests, or outstanding preemptive, conversion, or other rights, options, warrants or agreements granted or issued for the purchase or acquisition of a Membership Interest. The limited liability company interests owned by the Members in the aggregate constitute 100% of Hurricane's limited liability company interests.

         4.4 Patents, Trademarks, Etc. Except as described on Schedule 4.4 annexed hereto, there are no inventions, licenses, patents, patent applications, trademarks, copyrights or similar intellectual property; listed in Schedule 4.4 hereto are all such items necessary for the present conduct of Hurricane's business; and except as specifically described on Schedule 4.4, none of which is being contested or infringed upon; and the present conduct of Hurricane's business does not infringe upon or violate the rights of anyone else, nor has Hurricane or the Members received any notice of any infringement thereof.

         4.5 Title to Assets.

              (a) Hurricane has good and marketable title to all of its Assets; and



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

              (b) Except as described in Schedule 4.5(b) annexed hereto, but subject to minor imperfections of title that do not affect, in any material respect, the use or the value of such property and such assets taken as a whole, none of such Assets or the use thereof: (i) is subject to any easements or restrictions or to any mortgages, liens, pledges, charges, security interests, encumbrances or encroachments, or to any rights of others of any kind of nature whatsoever, (ii) encroaches or infringes on the property or rights of another or
(iii) contravenes in any material respect any applicable law or ordinance or any other administrative regulation or violates any restrictive covenant or any provision of law. There are no agreements or arrangements between Hurricane and any third person which have any material effect upon Hurricane's title to or other rights respecting the Assets except as set forth on Schedule 4.5(b).

         4.6 Compliance With Law. Hurricane is not in violation in any material respect of any laws, governmental orders, rules or regulations to which Hurricane or any of its properties or businesses are subject. 4.7 Agreements. Annexed hereto on Schedule

         4.7 is a true and complete list of all material contracts, instruments, commitments, and agreements, whether oral or written, presently in effect to which Hurricane is a party or to which Hurricane or the Assets is subject including, without limitation, the following:

              (a) any plan or contract or arrangement, oral or written, providing for employment or consulting services, bonuses, commissions, pensions, stock purchase or stock option or other stock rights, deferred compensation, retirement or severance payments, profit sharing, or the like;

              (b) any instrument or arrangement evidencing or relating in any way to (i) indebtedness for borrowed money by way of direct loan, purchase money obligation, conditional sale, lease purchase arrangement, guarantee or otherwise, (ii) confession of judgment or agreed judgment, (iii) liens, encumbrances or security interests, (iv) guaranties or indemnification or (v) investments in any person;

              (c) any contract containing provisions limiting the freedom of Hurricane to engage in any business, compete in any line of business or market any particular type of product, in any geographic area or with or to any person;


              (d) any license, sublicense, lease or sublease agreement, whether as licensor, sublicensor, licensee, sublicensee, lessor, sublessor, lessee, sublessee or otherwise, or any agreements with dealers, vendors, customers, suppliers, sales representatives, any governmental entity, fund or university, or any agents, marketing representatives, brokers or distributors;




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


              (e) any joint venture contract or arrangement or other agreement involving a sharing of profits or expenses, or any joint or other technology development, cooperation or exchange contract or arrangement;

              (f) agreements providing for disposition of the business or any assets or shares of the capital stock of Hurricane; agreements of merger or consolidation to which Hurricane are a party; or any letters of intent with respect to the foregoing;

              (g) contracts requiring the performance of consulting services, software development or modification or other services.

         Except as described on Schedule 4.7, each such agreement is a valid and subsisting agreement and is in full force and effect, all payments due to or from Hurricane thereunder have been made, there are no disputes or suits or actions at law or otherwise pending or threatened thereunder, and such agreements are the only agreements or arrangements of this nature. True, complete, and correct copies of each such agreement have been supplied to Maverick prior to the date hereof.

         4.8 Financial Statements. Attached hereto as Schedule 4.8 is a true and correct copy of the Financial Statements. The Financial Statements have been prepared on a consistent basis and fairly present the consolidated financial position and results of operations of Hurricane for the periods covered thereby. The books and records respectively maintained by Hurricane upon which the Financial Statements are based are true and correct in all respects and accurately reflect the business of Hurricane. Except to the extent reflected or reserved against in the Balance Sheet or as otherwise by Schedule 4.8, Hurricane has no liability of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes for any period prior to such date.

         4.9 Absence of Changes. Except as set forth on Schedule 4.8 attached hereto, since February 28, 2005, Hurricane has been operated in the ordinary course and there has not been:

              (a) any declaration, setting aside or payment of any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of Hurricane or any direct or indirect redemption, purchase or other acquisition of any such shares of the capital stock of Hurricane or any issuance of securities or any rights whatsoever to acquire securities;




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

              (b) any difficulty with its labor relations adversely affecting the business of Hurricane;

              (c) any license, sale, transfer, pledge, lien, security interest, mortgage or other disposition of any tangible or intangible assets;

              (d) any write-down or write-up of the value of any asset of Hurricane or any portion thereof;

              (e) any change in the accounting methods or practices followed by Hurricane, in depreciation or amortization policies or rates theretofore adopted by Hurricane,

              (f) any single capital expenditure or commitment therefor by Hurricane in excess of $10,000, or such capital expenditures in the aggregate in excess of $25,000, for additions to property, plant or equipment of Hurricane;

              (g) any changes in the matter in which Hurricane extends discounts or credit or otherwise deals with customers, vendors, suppliers, distributors or sales representatives;

              (h) any agreement or commitment relating to the sale by Hurricane of any fixed assets;

              (i) any outstanding contract or commitment which will result in any loss to Hurricane upon completion of performance thereof, or any outstanding contract, bid or sale or service proposal quoting prices which will not result in a normal profit in the ordinary course of business;

              (j) any grant by Hurricane of any power of attorney (whether revocable or irrevocable) to any person that is or may hereafter be in force for any purpose whatsoever;

              (k) the creation of any lien of record or guarantee, or any investment in any person; or

              (l) any commitment to do any of the acts it things specified in items (a) though (k) of this Section 4.9.

         4.10 Litigation. Except as described in Schedule 4.10, there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Hurricane) pending or threatened against or affecting the business or properties of Hurricane whether at law or in equity or admiralty or before or by any governmental department, commission, board, agency, court or instrumentality, domestic or foreign; nor is Hurricane operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or degree of any court or other governmental department, commission, board, agency or instrumentality, domestic or foreign.




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

         4.11 Taxes. Except as described in Schedule 4.11, Hurricane has filed, or caused to be filed, with all appropriate governmental agencies all required tax and information returns ("Tax Returns") due on or before the Closing Date and has paid, caused to be paid or accrued all taxes (including, without limitation, all net income, gross income, gross revenue, gross receipts, net receipts, ad valorem, franchise, profits, transfer, sales, excise, use, social security, Medicare, employment, unemployment, disability, license, withholding, payroll, privilege, value-added, severance, stamp, occupation, property, customs, duties, real estate and/or other taxes, assessments, levies, fees, or charges of any kind whatsoever imposed by any governmental authority, together with any interest and penalty related thereto ("Taxes"). Except as described on
Schedule 4.11, Hurricane has no liability, contingent or otherwise, for any Taxes, other than amounts adequately reserved for. Hurricane has not received directly or indirectly notice of, nor is it otherwise aware of an audit or examination; Hurricane is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection Taxes; nor has any claim for assessment and collection been asserted against Hurricane directly or indirectly; nor has Hurricane executed a waiver of any statute of limitations with respect thereto. Hurricane has at all times been taxed as a partnership for federal, state and local income tax purposes.

         4.12 Salaries. Schedule 4.12 annexed hereto sets forth a true and complete list, as of the date of this Agreement, of all of the persons who are employed by Hurricane, together with their current compensation, fringe benefits and bonuses paid or to be paid or the methods of computing such compensation and bonuses, for the current fiscal year. Except as set forth on Schedule 4.12 annexed hereto, no such employee is employed by Hurricane under a written contract of employment, nor since February 28, 2005 has Hurricane incurred any outstanding liability for payment of wages, vacation pay (whether accrued or otherwise), salaries, bonuses, pensions or contributions under any labor or employment contract, whether oral or written, or by reason of any past practices with respect to such employees based upon or accruing with respect to services of present or former employees of Hurricane.




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

         4.13 Non-Compete and Confidentiality Agreements. Annexed hereto on
Schedule 4.13 is a true and complete list of any and all non-competition or confidentiality agreements presently in effect between Hurricane and any third parties.

         4.14 Compliance with the Securities Act. All offers and sales of Membership Interests or other securities of Hurricane by Hurricane or the Members since the formation of Hurricane through the date hereof, have been made in compliance with the Securities Act of 1933, as amended, or pursuant to a valid exemption from registration.

         4.15 No Untrue Representation or Warranty. No representation or warranty made by the Founders contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Maverick by the Founders pursuant hereto, or otherwise furnished in writing by the Founders in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

         4.16 No Conflict. The performance of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which Hurricane is a party or by which Hurricane is bound, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Hurricane or the property of Hurricane.

         4.17 Consents and Approval. All consents, approvals, authorizations and orders necessary for the execution and delivery of this Agreement by the Founders have been obtained, and the Founders have the full right, power and authority to enter into this Agreement.






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

                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

         The Members each hereby, severally and not jointly, represent and warrant to, and agree with Maverick, as follows: 5.1 Authority. Such Member has full right, power and authority to enter into this Agreement, the Escrow Agreement and any other documents executed and delivered by such Member in connection with the transactions contemplated hereby (the "Ancillary Documents"), and to convey to Maverick such Member's Membership Interest. The execution and delivery of this Agreement and the Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action on the part of such Member.

         5.2 No Breach as to Each Member. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not, and will not, result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any agreement or instrument to which such Member is a party.

         5.3 Title to Membership Interests. Such Member has good and valid title to his, her or its Membership Interest to be sold hereunder, free and clear of all liens, encumbrances or claims except as described on Schedule 4.3, and upon payment therefore pursuant hereto, good and valid title to such Membership Interest, free and clear of all liens, encumbrances or claims (other than those created by Maverick) will pass to Maverick.

         5.4 Brokers. There has been no broker or finder involved on behalf of Hurricane in any manner in the negotiation leading up to the execution of this Agreement or the consummation of any transactions contemplated hereby, and such Member agrees to indemnify Maverick against, and hold Maverick harmless from, any claim made by any party for a broker's or finder's fee or other similar payment based upon any agreements, arrangements or understanding directly made by such Member with such party.

         5.5 Qualified Investors.

              (a) Such Member is acquiring the Maverick Shares comprising the consideration for their own account for investment only and not with a view toward the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

              (b) Such Member is an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), and such Member is (i) experienced in making investments of the kind described in this Agreement and the related documents, (ii) able, by reason of his, her or its business and financial experience of and the business and financial experience of his, her or its professional advisors (if any) to protect his, her or its own interests in connection with the transactions described in this Agreement, and the related documents, and (iii) able to afford the entire loss of his, her or its investment in the Maverick Shares.

              (c) All subsequent offers and sales of the Maverick Shares by such Member shall be made pursuant to registration of the Maverick Shares under the Securities Act or pursuant to an exemption from registration.

              (d) Such Member acknowledges that the Maverick Shares are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Maverick is relying upon the truth and accuracy of, and such Member's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Member set forth herein in order to determine the availability of such exemptions and the eligibility of the Members to acquire the Maverick Shares.

              (e) Such Member and his, her or its advisor, if any, has reviewed all filings made by Maverick with the United States Securities and Exchange Commission, including but not limited to Maverick's Form 10-KSB for Maverick's fiscal year ended August 31, 2004, Such Member and his, her or its advisor, if any, has read the Risk Factors set forth in such Form 10-KSB and understands that his, her or its investment in the Maverick Shares involves a high degree of risk. In addition to the foregoing, such Member and his, her or its advisor, if any, has been furnished with materials relating to the business, finances and operations of Maverick and materials relating to the offer and sale of the Maverick Shares which have been requested by such Member, and has been afforded the opportunity to ask questions of Maverick relating to such filings and materials or any other matter, and has received complete and satisfactory answers to any such inquiries.

              (f) The Shareholders understand that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Maverick Shares.

              (g) Such Member acknowledges that: (i) the Maverick Shares have not been and are not being registered under the provisions of the Securities Act and may not be transferred unless (A) subsequently registered thereunder or (B) such Member has delivered to Purchaser an opinion of counsel, reasonably satisfactory in form, scope and substance to Maverick, to the effect that the Maverick Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (ii) any sale of the Maverick Shares made in reliance on Rule 144 promulgated under the Securities Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Maverick Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder.

              (h) Such Member acknowledges and agrees that until such time as the Maverick Shares have been registered under the Securities Act, the Maverick Shares shall bear a restrictive legend in substantially the following form:

         THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF MAVERICK

         Maverick represents and warrants to the Members as follows:

         6.1 Organization and Good Standing. Maverick is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated or the business conducted by it requires such qualification.

         6.2 Corporate Authority. Maverick has full authority to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions of Maverick's Certificate of Incorporation, By-Laws or of any indenture, agreement, judgment, decree or other instrument or restriction to which Maverick is a party or by which Maverick, Maverick Shares or any of its assets may be bound or affected; the execution and delivery of this Agreement have been and, as of the Closing Date, the consummation of the transactions contemplated hereby will have been, duly authorized, and no authorization or approval, whether of the Members or directors of Maverick or of governmental bodies or otherwise, will be necessary in order to enable Maverick to enter into and perform same; and this Agreement constitutes a valid and binding obligation enforceable against Maverick in accordance with its terms.

         6.3 No Untrue Representation or Warranty. No representation or warranty made by Maverick contained in this Agreement or any attachment, statement, schedule, exhibit, certificate or instrument furnished or to be furnished to the Members by Maverick pursuant hereto, or otherwise furnished in writing by Maverick in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

                                  ARTICLE VII
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         7.1 Survival of Representations and Warranties. The representations and the warranties of Maverick shall expire, merge and terminate at Closing. The representations and warranties of the Founders and the Members shall survive for a period of one year following the Closing Date.

         7.2 Indemnity by the Founders Against Claims.

         The Founders, jointly and severally, agree to indemnify and hold Maverick harmless from and against the following:

              (a) Any and all liabilities, losses, damages, claims, costs, taxes and expenses of Hurricane of any nature, whether absolute, contingent or otherwise, which are not specifically disclosed to Maverick in this Agreement or the Schedules thereto;

              (b) Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Maverick (whether awarded against Maverick or paid by Maverick in settlement of a claim or otherwise suffered), resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement on the part of the Founders contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Hurricane or the Founders to Maverick pursuant hereto or in connection with the transactions contemplated hereby; and

              (c) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys' fees) incident to any of the foregoing.

         7.3 Indemnity by Members Against Claims.

         Each of the Members, severally and not jointly, agrees to indemnify and hold Maverick harmless from and against the following:


              (a) Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by Maverick, (whether awarded against Maverick or paid by Maverick in settlement of a claim or otherwise suffered), resulting from any misrepresentation, breach of any warranty, or non-fullfillment of any covenant or agreement on the part of such Member contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by such Member to Maverick pursuant hereto or in connection with the transactions contemplated hereby; and

              (b) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys' fees) incident to any of the foregoing.

         7.4 Notice of Claim, Assumption of Defense and Settlement of Claims.

              (a) Any person entitled to indemnification under this Agreement (the "Indemnitee") shall promptly give notice (an "Indemnification Notice") in accordance with Section 11.1 hereof to the parties required to provide indemnification (collectively the "Indemnifying Party") after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a "Claim" and hereinafter referred to collectively, as "Claims") which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known. A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless (x) such failure to give notice shall materially and adversely affect the Indemnifying Party's ability to defend the Claim; or (y) notice is received after the expiration of the applicable survival period specified in this Agreement. Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim. After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article VII (the "Damages"), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee's reasonably estimated cost of the defense thereof, hereinafter the "Estimated Defense Costs") and the Indemnifying Party shall promptly reimburse the Indemnitee for the Damages for which the Indemnitee has incurred and not been indemnified. In the event the Indemnifying Party shall dispute the nature or amount of the Damages asserted, any such dispute shall be resolved in accordance with the dispute resolution provisions contained in
Section 7.5 hereof.

              (b) With respect to any third party Claims made subsequent to the Closing Date, and prior to the expiration of the applicable survival period, the following procedures shall be observed:

                  (i) Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnifying Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party. In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in Section 7.4(b)(ii) be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense. The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.

                  (ii) Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 7.4(b)(i), or in the event the Indemnifying Party ceases to diligently conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.

                  (iii) Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action within 45 days after notice thereof shall have been given, shall be deemed a waiver by the Indemnifying Party of its right to defend such action. If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.

                  (iv) The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement (x) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee, (y) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (z) does not by its terms attribute liability to the Indemnitee.

                  (v) In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (vi) The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder. Such cooperation shall include (a) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding, (b) furnishing information about the Indemnitee to the Indemnifying Party and their counsel, (c) making employees available to counsel to the Indemnifying Party, and (d) preserving the existence of and maintaining all books and records of the Indemnitee that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

         7.5 Dispute Resolution. In the event a dispute arises under this Agreement, such disputes shall be resolved in the manner set forth in this
Section 7.5.

              (a) If a dispute arises under this Agreement, Maverick and the Members may invoke the dispute resolution procedure set forth in this Section
7.5 by giving written notice to the other party. The parties shall enter into discussions concerning this dispute. If the dispute is not resolved as a result of such discussion in 10 days, an attempt will be made to resolve the matter by a formal nonbinding mediation with an independent neutral mediator agreed to by the parties. If the parties cannot agree on a mediator within a period of 10 days after expiration of the 10 day period for resolution by discussion, then either party may apply to any court of competent jurisdiction for appointment of a mediator, which appointment shall be binding and nonappealable. Upon commencement of the mediation process, the parties shall promptly communicate with respect to a procedure and schedule for the conduct of the proceeding and for the exchange of documents and other information related to the dispute. The mediation process shall be deemed ended if the dispute has not been resolved within 30 days after appointment of the mediator.

              (b) All claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement which are not resolved by mediation in accordance with Section 7.5(a) within 30 days after appointment of the mediator shall be submitted for, subject to and decided by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association currently in effect as of the date of this Agreement ("AAA Rules"), except to the extent those rules are inconsistent with this
Section 7.5. Any arbitration must be held in Broward County, Florida by a single arbitrator mutually selected by the parties hereto or, if the parties hereto cannot agree on the appointment of such arbitrator within 10 days following the date notice of the dispute is given by a party to the adverse party, an arbitrator selected according to the AAA Rules. The arbitrator's award shall be final, conclusive and binding upon all parties to this Agreement, and judgment may be entered upon it in accordance with the Federal Arbitration Act in any court of general jurisdiction or any United States District Court in the state in which the arbitration is held. The arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings (unless otherwise agreed to by the parties), with such record constituting the official transcript of such proceedings. Maverick and the Members specifically desire this Arbitration clause to be governed by the United States Federal Arbitration Act, and not by the arbitration laws of any state.

              (c) In the event of arbitration filed or instituted between the parties pursuant to this Section 7.5, the prevailing party will be entitled to receive from the adverse party all costs, damages and expenses, including reasonable attorney's fees, incurred by the prevailing party in connection with that action or proceeding, whether or not the controversy is reduced to judgment or award. The prevailing party will be that party who is determined by the arbitrator to have prevailed on the major disputed issues.

         7.6 Limitations on Liability.

              (a) The obligations of the Indemnifying Party with respect to any indemnifiable Claim are subject to the limitation that an Indemnitee may not make or bring any claim against an Indemnifying Party in respect of any such indemnifiable Claim unless the aggregate amount of all indemnifiable damages from time to time incurred by all Indemnitees collectively exceeds Twenty Five Thousand Dollars ($25,000) (the "Basket Amount"). Once the aggregate amount exceeds the Basket Amount, then the aggregate amount of Damages shall be indemnifiable.

              (b) The parties to this Agreement agree that indemnifiable Claims arising under this Agreement shall be limited to Five Hundred Thousand Dollars ($500,000)

         7.7 Right to Set Off. Notwithstanding anything to the contrary set forth in this Agreement or any Schedule hereto, in the event that Maverick shall have a Claim against any Member for which Maverick has not been fully and completely indemnified as contemplated above, Maverick shall have the right to set off the amount of such Claim against such Member, against any amounts due to such Member hereunder or otherwise.

         7.8 Remedies Cumulative. The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnitor or his or its respective heirs, successors or assigns. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

                                  ARTICLE VIII
                                    COVENANTS

         8.1 Due Diligence Investigation by Maverick. During the period from the date of this Agreement to and including the Closing Date, the Members shall cause Maverick to be given free access at reasonable times and during normal business hours, to the offices, plants, records, files, minute books, books of account and copies of tax returns of Hurricane for the purpose of conducting an investigation of the financial condition, legal status, liabilities, contracts, sales, administration, business operations, property and title thereto, litigation, patents, trademarks, copyrights and all other matters relating to the business, properties and assets of Hurricane, through Maverick's employees, independent accountants or other outside consultants. The Members shall cause Hurricane's personnel to reasonably assist Maverick in making such investigation. During such investigation, Maverick shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable.

         8.2 Board Membership. Maverick shall nominate V. Ray Harlow as a member of its board of directors in connection with any meeting of its shareholders in which directors are to be elected, subject to Maverick's by-laws, all applicable law, and the requirement that Mr. Harlow be the Chief Executive Officer of Maverick at the time of such nomination.

         8.3 Further Assurances. Each of the parties hereto agree that, at any time after the Closing Date, upon the request of the other, they will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assuring and confirming to the other, its successors and assigns, absolute ownership to the respective shares to be sold hereunder.

         8.4 Cooperation. The parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing Date, and each party shall maintain and make available to the other party upon request all corporate, tax and other records reasonably required or requested in connection with such matters.

                                   ARTICLE IX
                     CONDUCT OF BUSINESS PENDING THE CLOSING

         Between the date hereof and the Closing, and except as otherwise expressly consented to in writing in advance or approved in writing in advance by Maverick:

         9.1 Certain Changes. Except as permitted by this Agreement, without the prior written consent of Maverick, the Members agree to not cause Hurricane to:

              (a) Borrow or agree to borrow any funds or incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any material obligation or liability (absolute or contingent);

              (b) Pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities or obligations reflected or reserved against in the Balance Sheet or thereafter incurred in accordance with this Agreement;

              (c) Prepay any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

              (d) Permit or allow any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any lien;

              (e) Cancel any material debts or waive any claims or rights or sell, transfer, or otherwise dispose of any of its properties or assets;

              (f) Grant any material increase in the compensation of officers or employees, institute or amend any sales compensation plan, severance plan or other arrangement for its officers or employees, or enter into any plan or agreement with respect thereto;

              (g) Make any capital expenditures or commitments for additions to or replacement of property, plant, equipment or intangible capital assets;

              (h) Pay, loan or advance any material amount to, or sell, transfer or lease any material properties or assets to, or enter into any agreement or arrange with, any of its employees, officers or directors or any affiliate thereof, except for directors fees and compensation to employees, officers or directors at rates not exceeding rates consistent with prior years;

              (i) Issue, or grant any options with respect to the issuance of, any shares of its capital stock, or purchase shares of capital stock or make any equity investment in, or agree to purchase or make any equity investment in, any other entity, corporate or otherwise;

              (j) Declare, set aside or pay any dividend or other distribution of any assets of any kind whatsoever with respect to any shares of the capital stock of Hurricane, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock of Hurricane; or

              (k) Agree, whether in writing or otherwise, to do any of the foregoing.

              9.2 Contracts. The Founders agree to not cause Hurricane to enter into any contract or commitment, or purchase any supplies or services or sell any assets, except normal contracts or commitments for the purchase of, and normal purchases of, supplies or services made in the usual and ordinary course of business, consistent with the past practice of Hurricane, and not in violation of any other more restrictive provision of this Article IX. In addition, and not in limitation of the foregoing, the Founders agree to not cause Hurricane to take any actions to modify or amend any of the documents comprising Assets without the express prior written consent of Maverick.

              9.3 Insurance: Property. The Founders agree to cause Hurricane to maintain adequate insurance against all ordinary and insurable risks with respect to all property, real, personal and mixed, owned or leased by them; and all such property shall be used, operated, maintained and repaired in a careful and reasonably efficient manner.

              9.4 Maintain Books. The Founders agree to cause Hurricane to maintain its books, accounts and records in accordance with generally accepted accounting principals applied on a basis consistent with prior years

              9.5 Consents and Waivers Without Any Condition. The Founders agree to not cause Hurricane to enter into any agreement or understanding, not earlier approved in writing by Maverick.

                                   ARTICLE X
                           TERMINATION AND ABANDONMENT

         10.1 Methods of Termination. The transactions contemplated herein may be terminated and/or abandoned at any time, but not later than the Closing:

              (a) By mutual written agreement of Maverick and the Members;

              (b) By Maverick or the Members if the Closing shall not have occurred on or prior to April 1, 2005;

              (c) By Maverick in its sole discretion from the date of this Agreement to and including the date 10 business days from the date of this Agreement, but no later than the Closing Date, if any schedule delivered by the Members annexed to or other representation made by them herein, contains a misstatement or omission that could reasonably be determined by Maverick to have an effect that is mutually adverse to the business, clients, properties, results of operations or financial condition of Hurricane.

              10.2 Procedure upon Termination. In the event of termination and abandonment pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties hereto and the transactions contemplated by this Agreement shall be terminated and/or abandoned, without further action by Maverick, the Founders or the Members. If the transactions contemplated by this Agreement are terminated/or abandoned as provided herein, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same. No party hereto who shall have satisfied in full all of the obligations of such party under this Agreement which were to have been satisfied by such party prior to the Closing and who shall have not breached any representation, warranty, covenant or agreement of such party contained in this Agreement shall have any liability or further obligation to any other party to this Agreement.

                                   ARTICLE XI
                                   TAX MATTERS

         The following provisions shall govern the allocation of responsibility as between Maverick and the Founders for certain tax matters following the Closing Date:

         11.1 Tax Returns.

              (a) The Founders shall have the exclusive authority and obligation to prepare, execute on behalf of Hurricane and timely file, or cause to be prepared and timely filed, all Tax Returns of Hurricane that are due with respect to any taxable year or other taxable period ending prior to or ending on and including the Closing Date, including but not limited to final federal, state and local partnership income tax returns as a result of the termination of Hurricane as a partnership under Section 708 of the Internal Revenue Code of 1986, as amended. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of the Companies shall be reported or disclosed in such Tax Returns; provided, however, that such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent with the past practices with respect to such items. All such Tax Returns shall be subjected to Maverick's right of review and comment.

              (b) Except as provided in Section 11.1(a), Maverick shall have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of Hurricane; provided, however, with respect to Tax Returns to be filed by Maverick pursuant to this Section 11.1 for taxable periods beginning before the Closing Date and ending after the Closing Date, (i) items set forth on such Tax Returns shall be treated in a manner consistent with the past practices with respect to such items and (ii) such Tax Returns shall be subject to Founders' right of review and comment. Such authority shall include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the income, properties and operations of Hurricane shall be reported or disclosed on such Tax Returns.


         11.2 Controversies. Maverick shall promptly notify the Founders in writing upon receipt by Maverick or any affiliate of Maverick (including Hurricane after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a taxable period ending prior to or ending on and including the Closing Date for which the Founders may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "Tax Matter"). The Founders, or their duly appointed representative (the "Representative"), at its expense on behalf of the Founders, shall have the authority to represent the interests of Hurricane with respect to any Tax Matter before the Internal Revenue Service, any other taxing authority, any other governmental agency or authority or any court and shall have the sole right to control the defense, compromise or other resolution of any Tax Matter, including responding to inquiries, filing Tax Returns and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, a Tax Matter; provided, however, that the Founders shall not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of Maverick, Hurricane or any affiliate of the foregoing for any period ending after the Closing Date, including the portion of a period beginning before the Closing Date and ending after the Closing Date (the "Overlap Period") that is after the Closing Date, without the prior written consent of Maverick. The Founders or Representative shall keep Maverick fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Founders shall, in good faith, allow Maverick, at its sole expense, to make comments to the Founders or the Representative, regarding the conduct of or positions taken in any such proceeding.

         Except as otherwise provided in this Section 11.2, Maverick shall have the sole right to control any audit or examination by any taxing authority, initiate any claim for refund or amend any Tax Return, and contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency or other adjustment of Taxes of, or relating to, the income, assets or operations of Hurricane for all taxable periods; provided, however, that Maverick shall not, and shall cause its affiliates (including Hurricane) not to, enter into any settlement of any contest or otherwise compromise any issue with respect to the portion of the Overlap Period ending on or prior to the Closing Date without the prior written consent of the Representative, which consent shall not be unreasonably withheld.

         11.3 Transfer Taxes. All transfer, documentary, stamp, registration, sales and use, registration, stamp and similar Taxes and fees (including all penalties and interest) imposed in connection with the sale of the Membership Interests or any other transaction that occurs pursuant to this Agreement shall be borne solely by the Members.




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

         11.4 Amended Tax Returns. Neither the Founders nor Hurricane shall file or cause to be filed any amended Tax Return or claims for refund without the prior written consent of Maverick, which consent shall not be unreasonably withheld, delayed or conditioned, except for such amended Tax Returns or claims for refund filed in connection with the resolution of any Tax Matter in accordance with Section 11.2.

         11.5 Indemnification.

              (a) The Founders hereby covenant and agree to indemnify, defend and hold harmless Maverick, its affiliates (including Hurricane) and the successors to the foregoing (and their respective shareholders, officers, directors, employees and agents) against (i) all Taxes, losses, claims and expenses resulting from, arising out of, or incurred with respect to, any claims that may be asserted by any party based upon, attributable to, or resulting from the failure of any representation or warranty made with respect to Taxes in this Agreement, including those made pursuant to Section 4.11 to be true and correct as of the Closing Date, and (ii) all Taxes imposed on or asserted against the properties, income or operations of Hurricane for all Pre-Closing Periods. Maverick shall promptly give the Representative and its representatives written notice of all Taxes, losses, claims and expenses which Maverick has reasonably determined may give rise to a right of indemnification under this Section 11.5, including a computation of the amount of the claimed indemnification with sufficient detail and particularity to enable the Representative to reasonably determine the amount of such required indemnification.

              (b) In the event that Maverick fails to notify the Founders with respect to a Tax Matter in accordance with the provisions of Section 11.2, the Founders shall not be obligated to indemnify Maverick under Section 11.5 to the extent that such failure to notify the Founders has a material adverse effect on the Founders ability to defend against such Tax Matter.

                                  ARTICLE XII
                               GENERAL PROVISIONS

              12.1 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered personally, sent by telex or facsimile transmission or sent by certified, registered or express trail, postage prepaid. Any such notice shall be deemed given when so delivered personally or when sent by facsimile transmission or, if mailed by certified or registered mail, 10 days after the date of deposit in the United States mail, postage prepaid, if addressed:





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

                  (a) In the case of Maverick: Maverick Oil and Gas, Inc. 1604 Locust Street, 3rd Floor Philadelphia, PA 19103
                           Attn: Stephen Cohen, Esq.
                           General Counsel

                  with a copy to:

                           Hank Gracin, Esq.
                           Lehman & Eilen LLP
                           50 Charles Lindbergh Blvd.
                           Suite 505
                           Uniondale, New York 11553
                           Facsimile: (516) 222-0915

                  (b)      in the case of the Members' Agent:

                           V. Ray Harlow
                           1314 E. Las Olas Boulevard
                           Fort Lauderdale, Florida  33301

                  with a copy to:

                           Larry Wiseman, Esq.
                           Blank Rome LLP
                           One Logan Square
                           Philadelphia, PA.  19103-6998

                  (c)      in the case of the Members:

                           To the address of such Member listed on the books and records of Hurricane as of the Closing Date.

or to such other address or to such other person as Maverick or the Members, shall have last designated by written notice given as herein provided.

         12.2 Members' Agent. The Members hereby appoint V. Ray Harlow as the Members' Agent, solely for the limited purpose of voting the Maverick Shares of the Members under Section 5 of the Escrow Agreement. The Founders pursuant to this Agreement,




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

hereby appoint V. Ray Harlow as the Members' Agent, who shall be the Founders' representative and attorney-in-fact for each Founder. The Members' Agent shall have the authority to act for and on behalf of each of the Founders, including without limitation, to amend this Agreement, to give and receive notices and communications, waivers and consents under this Agreement, to act on behalf of the Founders with respect to any matters arising under this Agreement or the agreements attached hereto as exhibits, including the Escrow Agreement and the Registration Rights Agreement, and to authorize delivery to Maverick any necessary documents or property. The Members' Agent shall act as the exclusive negotiating party for the Founders under this Agreement and all agreements attached hereto as exhibits. In addition to and in furtherance of the foregoing, the Members' Agent shall have the right to (i) employ accountants, attorneys and other professionals on behalf of the Founders, and (ii) incur and pay all costs and expenses related to (a) the performance of its duties and obligations as the Members' Agent hereunder, and (b) the interests of the Founders under this Agreement and the agreements attached hereto as exhibits. The Members' Agent shall for all purposes be deemed the sole authorized agent of the Founders until such time as the agency is terminated with notice to Maverick. Such agency may be changed by the Founders from time to time upon no less than 30 days prior written notice to Maverick; provided, however, that the Members' Agent may not be removed unless a majority of the Founders agree to such removal and to the identity of the substituted Members' Agent. Any vacancy in the position of the Members' Agent may be filled by approval of the majority of Founders.. No bond shall be required of the Members' Agent, and the Members' Agent shall not receive compensation for its services. Notices or communications to or from the Members' Agent shall constitute notice to or from each of the Founders during the agency.


         12.3 Modification. This Agreement and the Exhibits and Schedules annexed hereto contain the entire agreement between the parties hereto and there are no agreements, warranties or representations that are not set forth herein. All prior negotiations, representations, warranties, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto and dated on or subsequent to the date hereof.




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

         12.4 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within the State. The Members hereby irrevocably consent and submit to the jurisdiction of any Florida State or Federal court located in Broward County, Florida over any action or proceeding arising out of any dispute directly involving this Agreement, and between Maverick and a Member. In this regard, Maverick and the Members irrevocably agree, not to commence any action or proceeding arising out of any dispute directly involving this Agreement, and between Maverick and a Member in any other jurisdiction. The Members further irrevocably consent to the service of process in any such action or proceeding by the mailing of a copy of such process to the Member.

         12.5 Binding Effect; Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto; provided, however, that this Agreement and any and all rights hereunder may not be assigned by the Members without the prior written consent of Maverick, which may be withheld for any reason.

         12.6 Release. In consideration of the Purchase Price, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each of the Members hereby irrevocably releases and discharges as of the Closing Date Hurricane, and its successors and assigns, from any and all claims, demands, causes of action each Member may have, or may hereafter have, against Hurricane arising contemporaneously with, or prior to, the Closing Date.

         12.7 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.8 Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

         12.9 Transaction Expenses. Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of any and all of its, his or her own expenses, including without limitation, the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.





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

         12.10 Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

         12.11 No Agency. This Agreement shall not constitute any party the legal representative or agent of the other, nor shall any party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

         12.12 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understanding among or between any of the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.

MAVERICK OIL AND GAS, INC.                       MEMBERS:

                                                 /s/ V. Ray Harlow
By: /s/ Michael Garland                          -------------------------------
   ----------------------------                  V. Ray Harlow

Name: Michael Garland                            /s/ John Ruddy
Title:   President                               -------------------------------
                                                 John Ruddy

                                                 /s/ James Parrish
                                                 -------------------------------
                                                 James Parrish

                                                 /s/ Lance Johnson
                                                 -------------------------------
                                                 Lance Johnson

                                                 /s/ Robert Solberg
                                                 -------------------------------
                                                 Robert Solberg

                                                 /s/ Terry C. McEwen
                                                 -------------------------------
                                                 Terry C. McEwen

                                                 /s/ Susan Hightower
                                                 -------------------------------
                                                 Susan Hightower

                                                 /s/ Cornelius Dupre' II
                                                 -------------------------------
                                                 Cornelius Dupre' II

                                                 /s/ Michael T. Lynch
                                                 -------------------------------
                                                 Michael T. Lynch

                                                 /s/ Anthony J. Weido
                                                 -------------------------------
                                                 Anthony J. Weido

                                                 /s/ Kurt R. Peters
                                                 -------------------------------
                                                 Kurt R. Peters






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